UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2008

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International Game Technology

(Exact name of registrant as specified in its charter)

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Nevada	001-10684	88-0173041
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9295 Prototype Drive, Reno, Nevada 89521

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (775) 448-7777 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) (c)

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

International Game Technology (IGT) announced that Patrick Cavanaugh, age 48, was appointed Executive Vice President, Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer on December 23, 2008.  The appointment will become effective upon the receipt of regulatory approvals from certain gaming authorities.  Mr. Cavanaugh will assume the duties of our interim Principal Financial Officer and Chief Accounting Officer, Daniel Siciliano, and be responsible for the direction of IGT’s investor relations, finance, accounting, treasury, and tax functions.

Mr. Cavanaugh previously served in IGT’s Corporate Finance and Investor Relations as vice president since 2007, executive director from 2005 to 2007, and director from 2004 to 2005.  From 2001 to 2004, he was the chief financial officer and treasurer of Acres Gaming, Inc., which was acquired by IGT in 2003.  Mr. Cavanaugh holds a Bachelor’s degree in business administration with emphasis in accounting from Montana State University and is a member of the American Institute of Certified Public Accountants and the Nevada Society of Certified Public Accountants.

Mr. Cavanaugh has no family relationships with any IGT directors or executive officers and no reportable related party transactions under Item 404(a) of Regulation S-K.  In accordance with IGT’s customary practice, IGT is entering into an indemnification agreement with Mr. Cavanaugh, the form of which was attached as Exhibit 10.10 to IGT’s Annual Report on Form 10-K for the fiscal year ended September 30, 1996, filed with the Securities and Exchange Commission on December 23, 1996.

Item 7.01

Regulation FD Disclosure.

The full text of the IGT press release announcing the appointment of Mr. Cavanaugh is furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

Item 9.01

Financial Statements and Exhibits.

(d)  Exhibits.

99.1

Press Release, dated December 30, 2008, announcing Patrick Cavanaugh Named CFO of IGT

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

By:	/s/ David D. Johnson
David D. Johnson Executive Vice President, General Counsel and Secretary

Date:  December 30, 2008